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                                                                  EXHIBIT 23.2
                                                                  ------------



                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in the Registration Statement (Form S-8 registering 800,000 common shares) pertaining to Advanced Lighting Technologies, Inc.'s 1997 Billion Dollar Market Capitalization Incentive Award Plan of our report dated September 25, 1997, with respect to the consolidated financial statements of Advanced Lighting Technologies, Inc., included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.




                                               /s/ ERNST & YOUNG LLP




Cleveland, Ohio
February 2, 1998